                                                                   EXHIBIT 10(a)

                            AIRCRAFT LEASE AGREEMENT



                                     between



                             Miramonte Aviation, LLC



                                    as LESSOR



                                       and



                       MPW Industrial Services Group, Inc.



                                    as LESSEE



                               Dated: May 12, 2003





To the extent, if any, this instrument constitutes chattel paper under the UCC, no security interest herein may be created through the transfer and/or possession of any counterpart other than the counterpart marked "Secured Party's Original".

'Copy'. No interest herein may be created in the aircraft subject hereto through the transfer and/or possession hereof' ".

                                TABLE OF CONTENTS

Section                                                                Page
-------                                                                ----
1    LEASE AND CONDITION. . . . . . . . . . . . . . . . . .             3
2    TERM. . . . . . . . . . . . . . . . . . . . . . . . .              3
3    RENTAL PAYMENTS       . . . . . . . . . . . . . . . . .            3
4    DELIVERY AND ACCEPTANCE . . . . . . . . . . . . . . . .            3
5    POSSESSION, USE, AND OPERATION OF AIRCRAFT  . . . . . .            4
6    MAINTENANCE AND REPAIR  . . . . . . . . . . . . . . . .            4
7    RETURN OF AIRCRAFT  . . . . . . . . . . . . . . . . . .            5
8    RISK OF LOSS AND INDEMNIFICATION  . . . . . . . . . . .            7
9    NET LEASE . . . . . . . . . . . . . . . . . . . . . . .            7
10   INSURANCE . . . . . . . . . . . . . . . . . . . . . . .            8
11   PROCEDURE ON LOSS, REQUISITION, OR DAMAGE . . . . . . .            8
12   EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . .           10
13   REMEDIES ON DEFAULT . . . . . . . . . . . . . . . . . .           10
14   LESSOR MAY ASSIGN AND ENCUMBER  . . . . . . . . . . . .           11
15   ASSIGNMENT OR SUBLEASE BY LESSEE  . . . . . . . . . . .           12
16   WARRANTIES  . . . . . . . . . . . . . . . . . . . . . .           12
17   TAXES . . . . . . . . . . . . . . . . . . . . . . . . .           12
18   REPRESENTATIONS OF LESSEE . . . . . . . . . . . . . . .           13
19   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . .           14
20   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . .           15

EXHIBITS
A.   Aircraft Lease Schedule . . . . . . . . . . . . . . . .           17
B.   Certificate of Acceptance . . . . . . . . . . . . . . .           20

                            AIRCRAFT LEASE AGREEMENT

         THIS AIRCRAFT LEASE AGREEMENT ("Lease") dated as of May 14, 2003 by and between Miramonte Aviation, LLC, an Ohio limited liability company (hereinafter called "Lessor"), and MPW Industrial Services Group, Inc., an Ohio corporation (hereinafter called "Lessee"). (Words or phrases having initial capitals which are not otherwise defined have the meanings set forth in Section 19.)


                              W I T N E S S E T H :

         WHEREAS, Lessor owns certain Aircraft.

         WHEREAS, Lessor desires to lease, and Lessee desires to hire, the Aircraft pursuant to the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the mutual promises herein set forth, Lessor and Lessee covenant and agree as follows:

1.       LEASE AND CONDITIONS

         Lessor agrees to and does hereby lease, and Lessee agrees to and does hereby rent, lease and hire, the Aircraft described in the Aircraft Lease Schedule (the "Schedule") attached hereto and made a part hereof as Exhibit A.

         The parties hereto intend this Lease to be a true lease and Lessee understands and agrees that it acquires only a leasehold interest hereunder and that it does not acquire any right of beneficial ownership or equity in the Aircraft by payment of rentals hereunder, and Lessee acknowledges that title to the Aircraft remains in the Lessor. Except as any secured party or the Lessor with the consent of any such secured party may specifically direct in writing, Lessee shall not have the right to register the Aircraft in Lessee's name with the United States Federal Aviation Administration ("FAA") or with any other governing authority.

         This Lease of the Aircraft includes any and all Engines, Main Components, avionics, appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature which may from time to time be part of, attached to, incorporated in, or installed on the Aircraft and all such components which shall have been removed or detached from the Aircraft until a substitute or replacement component shall have been provided pursuant to Section 6.2 hereof.


2.       TERM

         The Lease Term for the Aircraft shall commence upon the written acceptance of this Lease by the Lessee, and shall terminate on the date set forth in the Aircraft Lease Schedule, Exhibit A.

3.       RENTAL PAYMENTS

         Lessee covenants and agrees to pay Lessor rent (the "Rent") for the use of the Aircraft as set forth in the Schedule. Rent plus any applicable state sales and/or use taxes with respect to this Lease for the entire Term of this Lease shall be due and payable in advance commencing on acceptance as set forth in the Certificate of Acceptance to the Aircraft Lease Schedule and on the first day of each and every month during the remainder of the rental term and any extension hereof. Rent for partial months at the beginning and end of any term hereunder shall be prorated at a daily rate equal to 1/30th of the monthly rental. In addition, the Lessee shall pay to Lessor any and all other amounts payable hereunder, if any, which the Lessee assumes the obligation to pay, or agrees to pay under this Lease to Lessor or others, if any, including, without limitation, any amount payable hereunder as Casualty Loss Value. All payments of Rent and other sums due hereunder shall be made to Lessor on the date payable hereunder by check drawn payable to Lessor and delivered at its address set forth herein or at such other address or to such other person as the Lessor may from time to time direct by notice in writing to Lessee. Any Rent or other payment due hereunder which is not paid prior to the tenth day following the due date for such payment shall bear interest from maturity until paid at the lesser of the rate equal to three percentage points plus the prime rate charged from time to time by Chase Manhattan Bank, N.A. or the maximum rate of interest from time to time permitted under applicable law.

4.       DELIVERY AND ACCEPTANCE

         The Aircraft shall not be leased by Lessor to the Lessee and the Lessee shall have no right to possession of any aircraft until the following conditions precedent have been fulfilled:

         a. The Lessor has received evidence of the insurance coverage required under Section 10 hereof.

         b. Lessee has unconditionally accepted delivery of the Aircraft without reservation or exception and duly executed the Certificate of Acceptance to Aircraft Lease Schedule attached hereto as Exhibit B and incorporated herein by reference for all purposes.

         c. The initial lease payment plus any applicable state sales and/or use taxes with respect to this Lease for the entire Term of this Lease has been paid pursuant to the Schedule.

5.       POSSESSION, USE, AND OPERATION OF AIRCRAFT

5.1 Possession. Title to and ownership of the Aircraft shall be and remain exclusively in the name of the Lessor to the exclusion of Lessee. Upon reasonable notice to Lessee, Lessor shall have the right, but not the duty, to inspect the Aircraft at the principal location of the Aircraft which shall be as set forth in the Schedule, and any such inspection shall be conducted as so not unreasonably to interfere with use of the Aircraft by Lessee. Lessee agrees not to change the principal location of the Aircraft without the written consent of Lessor, which consent shall not be unreasonably withheld. Upon request by the Lessor, the Lessee shall confirm to the Lessor the location of the Aircraft and shall at any reasonable time make the Aircraft and all its logs, books, manuals and records available to the Lessor for inspection at the principal location of the Aircraft.

5.2 Use. Lessee shall be entitled to the non-exclusive possession and use of the Aircraft. Lessee agrees, by the acceptance of the Aircraft, that the Aircraft is in good operating order, repair, condition and appearance.

5.3 Operation. The Aircraft shall be operated and maintained at all times (1) in accordance with the operating instructions of its FAA approved Aircraft Flight Manual, Lessee's operating procedures and the Manufacturer's operating and maintenance instructions; (2) in conformity with all laws, ordinances, rules and regulations, national, state, municipal or otherwise, existing or which may be enacted, which affect the operation, use or possession of the Aircraft or the use of any airport premises by the Aircraft; (3) in compliance with the terms, conditions and limitations of and in the geographical areas allowed by the insurance policies required under Section 10 hereof; and (4) in accordance with the operating and maintenance procedures established by Lessee or any person with whom Lessee may contract for the operation and/or maintenance of the Aircraft. It shall be the responsibility of Lessee to assure that the Aircraft is operated and maintained in accordance with the requirements of this provision.

6.       MAINTENANCE AND REPAIR

6.1 Care and Use. During the Term of this Lease, Lessee, at its own cost and expense, shall (i) maintain, service, repair, overhaul and test, or cause the same to be done to, the Aircraft so as to keep the Aircraft in the same operating condition, state of repair and appearance as when delivered to Lessee hereunder, ordinary wear and tear excepted, and in such condition as required to enable the Airworthiness Certification of such Aircraft to be maintained in good standing at all times under the Federal Aviation Act of 1958, as amended, or as required by any other applicable government authority; (ii) maintain all records, logs, manuals and other materials required by the FAA to be maintained in respect to the Aircraft; (iii) promptly furnish to Lessor such information as may be required to enable Lessor to file any reports required to be filed by Lessor (or the owner, if other than the Lessor) of the Aircraft with any governmental authority; and (iv) maintain the Aircraft, Engines and or Main Components in accordance with a Manufacturer's continuous airworthiness maintenance program or other such program offered by a lessor approved provider and ensure the Aircraft's eligibility to be placed on another operator's maintenance program. Lessor shall notify Lessee of any notices or similar documents which it receives from the Manufacturer or any governmental agency concerning the maintenance, service repair, overhaul, testing or use of the aircraft.

6.2 Replacement of Parts, Alteration, Modifications. Subject to the provisions of Section 11 hereof, Lessee, at its own cost and expense except as stated otherwise in this Lease, shall promptly replace with new, newly overhauled, or serviceable parts, all Parts which from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered or declared unfit for use for any reason whatsoever (such substituted parts hereinafter called "Replacement Parts"). In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, the Lessee may, at its own cost and expense, remove any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered or declared unfit for use, provided that the Lessee shall, at its own cost and expense, replace such Parts as promptly as practicable. All

Replacement Parts shall be free and clear of all Liens (other than any lien created by Lessor) and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. All Parts and Replacement Parts at any time removed from the Aircraft shall remain the property of the Lessor no matter where located, until such time as such parts shall be replaced by new, newly overhauled, or servicable parts which have been incorporated in or installed in, or attached to the Aircraft, which meet the requirements for Replacement Parts as specified above. Immediately upon any Replacement Part becoming incorporated in, installed in, or attached to the Aircraft, without further act: (i) title to the removed parts shall thereupon vest in the Lessee free and clear of all rights of the Lessor and shall no longer be deemed a part hereunder, (ii) clear title to such Replacement Parts shall thereupon vest in the Lessor, (iii) such Replacement Parts shall be considered Parts hereunder and shall become subject to this Lease and be deemed part of the Aircraft for all purposes hereof to the same extent as the parts originally incorporated or installed in or attached to the Aircraft. The Lessee will, upon Lessor's request, deliver to Lessor a Bill of Sale covering such Replacement Parts, and agrees to execute and file such documents as may be reasonably required to create, perfect and maintain the Lessor's ownership interest in any such Replacement Parts.

6.3 Voluntary Improvements. The Lessee will not, without the prior written consent of the Lessor, affix or install any accessory, equipment or device to the Aircraft or make any improvement, modification, alteration or addition thereto (any such accessory, installed equipment or device, improvement, modification, alteration or addition affixed or installed pursuant to this paragraph being herein referred to as an "Improvement"), which consent shall not be unreasonably withheld, provided the utility or value of the Aircraft will not be impaired as a result of such Improvements. Title to all Parts constituting Improvements to which the Lessor consents shall, upon the making, affixing or installing of such Improvement, without further act, vest in the Lessor (except such Improvements as may be readily removed from the Aircraft without causing damage thereto and without in any way affecting or impairing the originally intended function, value or use of the Aircraft). Upon the removal by the Lessee of any such Improvement as above provided, title thereto shall, without further act, vest in the Lessee and such Improvement shall no longer be deemed part of the Aircraft from which it was removed. Any Improvement not removed by the Lessee as above provided prior to the return of the Aircraft to the Lessor hereunder shall remain the property of the Lessor. The Lessee will, upon Lessor's request, deliver to Lessor a Bill of Sale covering such Improvements, and agrees to execute and file such documents as may be reasonably required to create, perfect and maintain the Lessor's ownership interest in any such Improvement.

6.4 Aircraft Marking. The Lessee agrees, at its own cost and expense, to (i) cause the Airframe and the Engines to be kept numbered with the identification serial number therefore as specified in the Schedules, and (ii) maintain the same configuration, appearance and basic coloring of the Aircraft as when accepted by the Lessee hereunder or as may be approved by Lessor. The Lessee will promptly replace any such Aircraft Marking which may be removed, defaced or destroyed.

7.       RETURN OF AIRCRAFT

7.1      Return.

         (i) On termination of this Lease, Lessee shall, at its own expense, return the Aircraft along with all logs, manuals, inspection data, modification and overhaul records required to be maintained with respect thereto, to such place as Lessor shall determine. In the same condition as received, reasonable wear and tear excepted, with Lessee's logos stripped from the Aircraft. In addition, Lessee shall have installed all applicable vendors' and manufacturers' service bulletin kits theretofore received by Lessee that are required for the Aircraft, as well as incorporating all Airworthiness Directives and required manufacturer's service bulletins that become effective during the term of the Lease.

         (ii) At least thirty (30) days prior to the expiration or earlier termination of the Term, Lessee will schedule an phase check of the Aircraft and perform a Borescope inspection of the Engines which is to be completed immediately prior to the return of the Aircraft to Lessor by an authorized Federal Aviation Administration (FAA) inspection and repair facility approved by the Manufacturers of the Airframe, Engines and Main Components, in the manner prescribed by the Manufacturers and approved by the FAA. Lessee, at its sole cost and expense, will pay for such inspections and all work required thereby to assure that the Aircraft is in compliance with all airworthiness directives issued by the FAA and all required Manufacturer service bulletins pertaining to the Aircraft. Lessee shall pay for all work, repair and services that may be determined to be necessary by such FAA inspection and repair facility so as to enable Lessee to return the Aircraft to Lessor with its FAA Certificate of Airworthiness currently validated by appropriate entries, and duly executed by currently licensed FAA inspectors and all applicable log books for the Aircraft.

         (iii) Upon return of the Aircraft, Lessor or its agent shall inspect the Aircraft. If in the Lessor's reasonable opinion the Aircraft is not in compliance with the conditions herein described, a mutually acceptable independent inspection appraiser shall be appointed by the Lessor to inspect the Aircraft for the purpose of determining the repairs, additions or replacements, if any, which are necessary to place the Aircraft in the condition hereinafter described. If the appraiser determines that the Aircraft is in compliance with the conditions herein described, the cost of such independent inspection shall be borne by Lessor, and if the appraiser determines that the Aircraft is not in compliance with such conditions, such cost shall be borne by Lessee.

         (iv) At the time of return of the Aircraft, each Main Component not covered by a Maintenance Service Plan, or an overhaul reserve account (Ref. Paragraph 7.1 v.) shall have remaining a minimum of fifty percent (50%) of the Manufacturers' recommended time between overhaul (TBO) and/or time retirement life. In the event the foregoing requirement is not met, Lessee shall pay to Lessor in respect of each such Main Component for which such requirement is not met a dollar amount which equals the product of (i) the fraction, the numerator of which is the difference between (x) fifty percent (50%) of the Manufacturer's recommended TBO and/or time retirement life for such Main Component and (y) the amount of the Manufacturer's recommended TBO and/or time retirement life remaining for such Main Component, and the denominator of which is the Manufacturer's recommended TBO and/or time retirement life for such Main Component; multiplied by (ii) the total cost, as identified by the Manufacturer of such Main Component, to overhaul or, if replacement is necessary, to replace such Main Component, as the case may be, at the time of return. In no event will any time or cycle related Main Component on the Aircraft have less than 25% of time or cycles remaining to replacement or overhaul at the time or return, and Lessee shall overhaul or replace any Main Component as necessary prior to return of the Aircraft to ensure that the requirement of this sentence is met.

         (v.) In order to establish funds to be held in reserve for the cost of engine hot section inspections, and/or engine overhauls, Lessee shall pay to Lessor a reserve in the amount equal to $300 per aircraft hour pro-rated per each tenth of an hour. This reserve amount shall be payable to Lessor monthly on the first day of each month for the aircraft hours used by the Lessee in the preceding month.

         (vi.) Before return of the Aircraft under this Section, Lessor shall be entitled to a return delivery flight and inspection to be conducted at Lessee's expense. During the return delivery flight, a pilot and other personnel appointed by Lessor or its designee, in conjunction with Lessee's (or any relevant sublessee's) flight crew, will accomplish a flight to determined the acceptability of the condition of the Aircraft pursuant to the provisions of this Section, including determination of the airworthiness of the Aircraft and proper functioning of all systems and components. Any discrepancy or malfunction not in compliance with the return provisions of this Section, including any discrepancy or malfunction detected of an airworthiness or operational nature under the FAA-approved maintenance program of Lessee (or any Sublessee), shall be corrected. All costs associated with such corrections shall be for the account of Lessee.

7.2 Main Components. In the event any Main Component shall be replaced by a component not owned by Lessor and such component shall be delivered with the returned Airframe, such component shall be of the same model, including upgrades, as the Main Component described herein which it replaces, and shall have a value and utility at least equal to, and be in as good operating condition and repair as required by the terms hereof, immediately prior to such return, and the remaining operating time between hot section inspections and overhauls on each such component shall not be less than the minimum remaining operating time specified in Section 7.1 hereof, and Lessee will, at its own cost and expense and concurrently with such delivery, furnish Lessor with a Bill of Sale, in form and substance satisfactory to Lessor, with respect to each such component, and with evidence of Lessee's unencumbered title to such component (including, if reasonably requested by Lessor, an opinion of Lessee's counsel with respect to such title) and shall take such other action as Lessor may request in order that full title to such component, free and clear of all Liens (other than any lien created by Lessor), shall be duly and properly vested in Lessor, and upon passage of such title to Lessor, such component shall be a Main Component for all purposes of this Lease. Upon full compliance with the terms of this Section 7.2, Lessor will transfer to Lessee Lessor's interest in any Main Component (including, to the extent transferable, any interest of Lessor in any unexpired warranty applicable to such Main Component and issued by a person other than Lessor) so substituted for and not installed on the Airframe at the time of the return thereof, "As Is, Where Is," without representation, warranty or recourse of any kind whatsoever, expressed or implied.

7.3 Records. Upon the return of the Aircraft, Lessee shall concurrently deliver to Lessor all logs and all other manuals, certificates, inspection data, modification, maintenance and overhaul records and other documents required to be maintained with respect thereto under applicable rules and regulations of the FAA or otherwise. Upon such delivery, all of the foregoing items shall become the sole property of Lessor. In the event logs are missing or incomplete, Lessor shall have the right to cause the logs to be reconstructed at the expense of Lessee or, at Lessor's option, to pursue Lessor's remedies under Section 13 hereof.

7.4 Failure To Meet Return Condition. If Lessee does not return the Aircraft or any Main Component in accordance with conditions set forth in Section 7.1 through 7.3,

         (i) Lessor may make (or cause to be made) any repairs reasonably necessary to restore the Aircraft or any Main Component to the required condition or,

         (ii) In the event that the Aircraft or any Main Component cannot be restored to the required Return Condition or has suffered any damage of the kind requiring the use of an FAA Form 337 or its successor, Lessee shall compensate Lessor for the diminished value of the Aircraft resulting from Lessee's failure to return the Aircraft or any Main Component in such condition to Lessor's satisfaction. If Lessee and Lessor cannot agree on the diminished value of the Aircraft or any Main Component, said value shall be established by using the average of two appraisals (each party, at its own cost, appointing one appraiser) if these are within fifteen percent (15%) of the highest; if not, a third appraisal shall be done with Lessee and Lessor sharing evenly the cost thereof (the appraiser being appointed by the two preceding appraisers) and the average of the two closest appraisal shall be used and,

         (iii) Lessee shall reimburse Lessor, within five (5) days of written demand, for any reasonable costs, expenses and fees (including, without limitation, reasonable fees and expenses for repairs and lost rentals at a per diem rate of one-thirtieth of the last Rent due) related to such failure to meet return conditions.

7.5 Survival. Lessee's obligations arising under the provisions of Section 7.1 through 7.4 hereof shall survive the expiration or earlier termination of this Lease, and the return of the Aircraft.

8.       RISK OF LOSS AND INDEMNIFICATION

8.1 Risk of Loss - Lessor Not Liable. Lessee hereby assumes all risk of loss or damage with respect to the Aircraft, whether such loss or damage is with respect to the entire Aircraft or to some portion, Main Component or Part thereof, from any cause whatsoever from the date hereof continuing until the Aircraft has been returned in accordance with the provisions of Section 7 hereof. Lessor shall not be liable to Lessee for any damage to or loss or destruction of the Aircraft, or for the use, maintenance, operating, handling, hangaring or storage thereof, or loads thereon, or the repairs, servicing, or adjustment thereto, or because the same is, or has become unsuitable or unserviceable, or by an interruption of service or loss of use thereof, or for any loss of business or damage whatsoever or howsoever caused. Additionally it is expressly understood and agreed that Lessor assumes no liability for any acts or omissions of Lessee, or of Lessee's agents, servants or employees, or for any property of Lessee or person in privity with Lessee, damaged, lost or stolen in or from the Aircraft.

8.2 Indemnification. Lessee assumes liability for, and covenants and agrees to indemnify, protect, defend and pay on behalf of, save and keep harmless Lessor, its affiliates, agents and employees and any successors and assignees of Lessor, from and against any and all losses, claims, damages or expenses resulting from, or arising out of, loss or damage to the Aircraft, and from and against any and all losses, damages, claims, demands, penalties, obligations, actions, suits and all expenses, legal or otherwise (including court costs and attorneys' fees) of whatsoever kind and nature, relating to or resulting from the death of any person or damage or injury to the person or property of any person (including specifically, but without limitation, payments under any workmen's compensation law or under any plan for employee's disability and death benefits) and arising on account of or any way related to the use, possession, storage, removal, return, sale, leasing, maintenance, condition, repair, overhaul, charter, sublease (including, but without limitation, latent and other defects, whether or not discoverable by Lessor) or operation of the Aircraft during the term of this Lease, and by whomsoever used, operated, or caused; provided, however, that Lessee shall be subrogated to all rights which Lessor may have against any unaffiliated third parties. Any sales, use, excise or similar taxes or sums that may be imposed by any governmental authority which are applicable to the possession or use of the Aircraft will be the responsibility of the Lessee. LESSEE AGREES THAT LESSOR SHALL NOT BE LIABLE TO LESSEE FOR ANY CLAIM CAUSED DIRECTLY OR INDIRECTLY BY THE INADEQUACY OF THE AIRCRAFT OR ANY PART THEREOF FOR ANY PURPOSE OR ANY DEFICIENCY OR DEFECT THEREIN OR THE USE OR MAINTENANCE THEREOF OR ANY REPAIRS, SERVICING OR ADJUSTMENT THERETO OR ANY DELAY IN PROVIDING OR FAILURE TO PROVIDE ANY SERVICE OR INTERRUPTION OR LOSS OF SERVICE OR USE THEREOF OR ANY LOSS OF BUSINESS, ALL OF WHICH SHALL BE THE RISK AND RESPONSIBILITY OF LESSEE.

8.3 Survival. Lessee's obligations arising under the provisions of Sections 8.1 through 8.2 hereof shall survive the expiration or earlier termination of this Lease, and the return of the Aircraft.

9.       NET LEASE

         This is an absolute net lease, and Rent and other sums payable by Lessee shall be paid promptly when due hereunder without notice or demand of any character, and without counterclaim, set off, deduction, recoupment or any defense that Lessee may have against Lessor or any other person, firm or corporation so that Lessor, or its assigns shall receive the full amount of each installment of Rent throughout the term of this Lease. Lessee's obligation for the payment of Rent hereunder is and shall be absolute and unconditional, and there shall be no abatement, suspension, deferment or diminution in the Rent by reason of, and the obligations and liabilities of Lessee under this Lease shall not be affected by, any circumstances or occurrence whatsoever, including without limitation, (a) destruction of or damage to the Aircraft, or any part thereof, by reason of any casualty or cause whatsoever, subject to the provisions of Section

11 hereof, (b) any restriction or prevention of, or interference with, any use of the Aircraft, or any part thereof unless caused by a willful or intentional act of omission of Lessor, (c) any defect in the condition, airworthiness, design, operation, quality or fitness for use of the Aircraft, or any part thereof, (d) any condemnation, expropriation, requisition or other taking of the Aircraft, or any part thereof, subject to the provisions of Section 11 hereof,
(e) any encumbrance, lien or right of any person whomsoever respecting, or any dispossession from, or interference with possession or enjoyment of, the Aircraft, or any part thereof, unless same shall constitute a breach of Lessor's warranty made under Section 16.1 hereof, (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings by or against Lessee or any action taken with respect to this Lease by any trustee or receiver of Lessee or by any court in any such proceeding, or
(g) any change, extension, waiver, sufferance or other action or omission in respect of any obligation or liability of Lessee.

10.      INSURANCE

         Lessee will cause to be carried and maintained, at its sole expense, with respect to the Aircraft at all times during the Term hereof and until the Aircraft has been returned to Lessor such insurance as may be required by the Lessor's secured party/lender, or if not so required, the following insurance:
(a) aircraft "All-Risk" ground and flight hull insurance in an amount of not less than the current Casualty Loss Value of the Aircraft as stipulated in each Schedule as well as fire and extended coverage insurance on Engines, Main Components and other equipment (including Parts) while removed from the Aircraft, in such amount and of such type as shall be satisfactory to Lessor, and (b) aircraft liability insurance, including contractual liability, public liability, passenger legal liability, premises damage liability, personal property liability, bodily and personal injury, death and property damage liability, and covering any other risks which Lessor or Lessee might incur by reason of the ownership, maintenance, use or operation of the Aircraft in or over any area, in an amount of not less than $50,000,000.00 combined single limit per occurrence.

         All policies of insurance referred to in clause (a) above will name Lessor (and/or such other persons as Lessor may from time to time designate in writing) as the exclusive loss payee(s), so that (and Lessor and Lessee hereby agree that) in the event of loss, the insurance will be adjusted solely with Lessor (and/or its designees, if any) and the insurance proceeds payable under such policies will be payable and paid solely to Lessor (and/or its designees, if any) to the extent of the Insured Value and shall be amended to name Lessor, as owner of the Aircraft, as additional named insured as its interest may appear. Additionally, all such policies shall include an endorsement waiving the insurance companies' rights of subrogation against Lessor and its affiliates.

         All policies of insurance required by this Section 10 shall provide that the policies may not be invalidated against Lessor or against any of the additional insured parties named above by reason of any violation of a condition or by any breach of warranty of the policies and that the policies may be canceled or materially altered or reduced in coverage by the insurer only after thirty (30) days prior written notice to Lessor, and that the insurer will give written notice by certified mail, return receipt requested, to Lessor in the event of any nonpayment of premium by Lessee when due. The policies of insurance required under this Section shall be valid and enforceable policies issued by insurers of recognized responsibility acceptable to Lessor and its designees. Upon the execution of this Lease, and thereafter not less than thirty (30) days prior to the expiration dates of any expiring policies theretofore furnished under this Section, copies of the policies of insurance and all endorsements required by this Section, as certified by the insurer(s), shall be delivered by Lessee to Lessor; provided, however, that Lessor shall accept certificates of insurance evidencing the coverages required hereunder prior to receipt of certified copies of the policies until such copies become available from the insurer, in which event Lessee shall secure such copies from the insurer to be delivered to Lessor within 30 days of the commencement of the Term of this Lease. On or before the execution of this Lease, and thereafter at intervals of not more than twelve months, Lessee will furnish or cause to be furnished to Lessor a certificate or other evidence satisfactory to Lessor, signed by the insurance companies, evidencing the insurance then carried and maintained on the Aircraft in compliance with all the requirements of this Section.

         Lessee covenants, warrants and represents that Lessee shall not do any act or voluntarily suffer or permit any act to be done whereby any insurance required hereunder shall or may be suspended, impaired or defeated and Lessee in no circumstances will suffer or permit the Aircraft to be used or operated during the term of this Lease when Lessor may be at risk for the risks protected against by the prescribed insurance without such insurance being fully in effect, including, without limitation, use of the Aircraft in any geographical area not covered by the prescribed policies issued to Lessee and then in effect.

11.      PROCEDURE ON LOSS, REQUISITION, OR DAMAGE

11.1 Event of Loss - Aircraft. The Lessee shall notify the Lessor of the occurrence of an Event of Loss in writing within five (5) days of the date thereof and, no later than sixty (60) days after the Event of Loss, the Lessee shall pay to the Lessor the Casualty Loss Value of the Aircraft determined as of the date of the Event of Loss, together with the Rent and any other amounts due and unpaid as of the date of such payment. To the extent the insurance carrier pays the

Lessor the Casualty Loss Value of the Aircraft, Lessee shall be relieved of the obligation to pay such amount. Upon payment of such Casualty Loss Value in respect thereof and all Rent and other amounts due and owing with respect hereto, the Lessee's obligation to pay Rent due for dates subsequent to the date of payment of the Casualty Loss Value shall cease and this Lease shall be deemed terminated as to such Aircraft, but the Lessee's obligation to pay any other amounts, if any, for the Aircraft shall remain unchanged. Except in the case of total destruction, theft, or disappearance, the Lessor shall be entitled to recover possession of the Aircraft, unless possession thereof is required to be delivered to an insurance carrier (other than the Lessee) in order to settle an insurance claim arising out of such Event of Loss. The Lessor shall be entitled to retain any salvage value collected by such insurance carrier in excess of the amount paid to the Lessor by such insurance carrier. The Lessor shall be under no duty to the Lessee to pursue any claim against any governmental authority or any other person, but the Lessee may at its own cost and expense purse such claim on behalf of the Lessor in such manner as may be satisfactory to the Lessor. If, after receipt of payments from the Lessee under this Section 11.1 and from the proceeds of insurance hereunder, the aggregate amount of such payments received exceeds the amount required to satisfy and discharge Lessee's payment obligations hereunder, then Lessor shall promptly return to Lessee such excess; provided, however, that any amount returned to Lessee pursuant to this sentence shall not exceed the aggregate amount of payments received from Lessee, exclusive of payments received from the proceeds of insurance.

         Following the payment of the Casualty Loss Value of the Aircraft in accordance with the provisions of this Section and outlined in the schedule, the Lessee, if requested, shall, as agent for the Lessor, dispose of the Aircraft as soon as it is able to do so for the best cash price obtainable. Any such disposition shall be on an "as is", "where is" basis without recourse, representation or warranty, express or implied. The Lessee may, after paying the Lessor the amounts specified in this Section, retain all amounts of such price up to the Casualty Loss Value of the Aircraft previously paid by Lessee to Lessor, and the Lessee's reasonable costs and expenses of disposition attributable thereto, and shall remit the excess, if any, to the Lessor. In the event of any other disposition, the Lessor agrees that the Lessee shall receive and retain all net amounts payable to the Lessor as a direct result of such disposition up to the amount, if any, of the Casualty Loss Value previously paid by the Lessee to the Lessor hereunder, and any excess shall be paid over to or retained by the Lessor (such disposition shall not be made to Lessee).

         In the Event of Loss due to any condemnation, seizure or other taking of the Aircraft or the Airframe and the Main Components then installed thereon by governmental authority, whether under the power of eminent domain or otherwise, for a period equal to at least the then unexpired remaining portion of the Term of this Lease, then the Lessor and Lessee shall have the same rights, duties and responsibilities with reference to such Aircraft so condemned, seized or taken, as they would in the event of a total loss or destruction of such Aircraft under the provisions of this Section. The Lessor agrees that the Lessee shall receive and retain all amounts paid by a governmental authority up to the Casualty Loss Value paid by the Lessee to the Lessor hereunder, and any excess shall be paid over and retained by the Lessor. In the event the Aircraft during the term of this Lease should be condemned, seized or taken for a period which is reasonably expected to be shorter than the then remaining unexpired term of this Lease, such a condemnation or taking will be considered temporary in nature, with the result that the rentals will not be diminished or abated, this Lease will continue in full force and effect as if such temporary condemnation or taking had not occurred, Lessee shall continue to pay rentals due hereunder, upon the date otherwise due, and Lessee shall be entitled to retain and keep any award paid by the condemning governmental authority as compensation for the interruption of Lessee's leasehold interest in such Aircraft. Lessor shall make the determination whether the taking of the Aircraft is expected to be for a period which is shorter than the remaining term of the Lease, subject to the requirement that such determination must be reasonable.

11.2 Event of Loss - Main Components. Upon the occurrence of an Event of Loss with respect to any Main Component under circumstances in which there has not occurred an Event of Loss with respect to the Airframe upon which such Main Component was installed, the Lessee shall give the Lessor prompt written notice within five (5) days of the date thereof and shall, within sixty (60) days after the occurrence of such Event of Loss, duly convey to the Lessor, as replacement for the Main Component with respect to which such Event of Loss occurred, title to another engine or part free and clear of all liens and of the same model as, and having a value and utility equal to or better than, and being in at least as good operating condition as, the Main Component with respect to which such Event of Loss occurred, assuming such Main Component was of the value or utility and in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss. Prior to or at the time of any such conveyance, the Lessee, at its own expense, will furnish the Lessor with such documents to evidence such conveyance as the Lessor shall request, including, without limitation, a full warranty bill of sale and opinion of counsel with respect to title to such replacement Main Component. Upon full compliance by the Lessee with the terms of this Section, the Lessor will transfer to the Lessee, "as is", without recourse or warranty, all of the Lessor's right, title and interest, if any, in and to the Main Component (including, to the extent transferable, any interest of Lessor in any unexpired warranty applicable to such Main Component and issued by a person other than Lessor) with respect to which such Event of Loss occurred. For all purposes hereof, each such replacement Main Component or replacement shall, after such conveyance, be deemed part of the Aircraft leased hereunder, shall be deemed a "Main Component" as defined herein and shall be deemed part of the same Aircraft as the Main Component replaced thereby. No Event of Loss with respect to a Main

Component under the circumstances contemplated by the terms of this Section shall result in any reduction or abatement in Rent hereunder.

11.3 Partial Damage. If the Aircraft is only partially damaged (even if such partial damage constitutes an Event of Loss with respect to one or more Main Components), but an Event of Loss with respect to the entire Aircraft shall not have occurred, this Lease shall remain in full force and effect, there shall be no abatement in Rent, and the net insurance proceeds shall be paid over by Lessor to Lessee to the extent of amounts expended by Lessee to repair the Aircraft. Lessee shall arrange for the Aircraft to be fully repaired at Lessee's sole cost and expense (to the extent the cost and expense of repairs exceed the amount of any insurance proceeds applied to such repairs pursuant to the immediately preceding sentence) so as to place it in the same condition, utility, and value as it was in before such damage and, upon receipt of written approval from Lessor, shall cause such repairs to be accomplished.

11.4 No Release of Obligation. Except as expressly provided in this Section 11, the Lessee shall bear all the risk of loss and shall not be released from its obligations hereunder in the Event of any damage to the Aircraft or any part thereof or any Event of Loss relating thereto.

12.      EVENTS OF DEFAULT

         The term Event of Default, wherever used herein, shall mean any of the following events under this Lease (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary, or come about or be affected by operation of law, or be pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) The Lessee shall fail to make any payment of Rent, or any other payment due hereunder, within five (5) business days after such payment shall become due; or

         (b) The Lessee shall fail to carry and maintain insurance at all times on or with respect to the Aircraft in accordance with the provisions of Section 10 hereof or shall fail to provide evidence of such insurance at such times and in such form as required in Section 10 hereof; or (c) The Lessee shall use or permit the Aircraft to be used for any criminal or unlawful purpose; or

         (d) The Lessee shall fail to perform or observe any other covenant, condition, warranty or agreement to be performed or observed by it under this Lease or any agreement, document or certificate delivered by the Lessee in connection herewith, and such failure shall continue for fifteen (15) days after written notice thereof from the Lessor to the Lessee; or

         (e) Any representation or warranty made by Lessee in this Lease or any agreement, document or certificate delivered by the Lessee in connection herewith or pursuant hereto shall prove to be untrue or incorrect in any material respect; or

         (f) The Lessee shall, or shall attempt to, make any unauthorized assignment or transfer of this Lease or (except as expressly permitted by this Lease) shall, or shall attempt to, sell, transfer, encumber, alienate, assign or sublet the Aircraft or Parts, or shall permit the same to occur; or

         (g) The Lessee shall become insolvent or bankrupt or make an assignment for the benefit of creditors of the Lessee or consent to the appointment of a trustee or receiver in respect of any assets of Lessee; or

         (h) A trustee or a receiver shall by appointed for Lessee or for a substantial part of its property without its consent and such trustee or receiver, and the proceedings under which such appointment is made, is not dismissed and discharged within sixty (60) days after such appointment; or

         (i) Bankruptcy, arrangement, reorganization or insolvency proceedings with respect to Lessee shall be instituted by or against Lessee and, if instituted against Lessee, shall not be dismissed within thirty (30) days; or

         (j) Lessee admits in writing its inability to pay its debts as they mature or any obligation of Lessee for payment of borrowed money, for the deferred purchase price of property or for the payment of rent or hire under any lease of property shall not be paid when due, other than by reason of acceleration, and the period of grace, if any, provided with respect thereto, shall have elapsed, or any such obligation shall be accelerated, or Lessee or any of its subsidiaries shall forfeit its rights hereunder.

13.      REMEDIES ON DEFAULT

13.1 Remedies. If one or more Events of Default shall have occurred and be continuing, Lessor may, at its option, without notice of its election and without demand, declare this Lease to be in default and, at any time thereafter, may exercise one or more of the following remedies, all of which are hereby authorized by the Lessee:

         (a) Lessor may proceed by appropriate court action, either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof.

         (b) By written notice (except written notice shall not be required for events of insolvency or bankruptcy) to Lessee specifying the occurrence giving rise to such Event(s) of Default, terminate this Lease on the date specified in such notice, which shall be at least ten (10) days after the giving of such notice (herein called the "Date of Termination"), and upon the date so specified, if any such Event of Default shall be continuing, subject to the provisions hereof relating to the survival of Lessee's obligations, this Lease shall expire and terminate, whereupon all rights of Lessee under this Lease or to the use of any Aircraft or any part thereof shall absolutely cease and terminate; provided, however, that Lessee shall nevertheless remain liable under this Lease. If this Lease shall expire and terminate pursuant to this Section 13.1(b), Lessee, if so requested by Lessor, shall at its expense promptly return the Aircraft to the possession of Lessor at such place as Lessor shall designate in accordance with Section 7, or Lessor, by its agent or agents, may at its option, enter upon the premises where the Aircraft is located and take immediate possession of and remove the Aircraft (together with any Main Component(s) or Part(s) owned by Lessor, whether or not installed in the Airframe, subject to all of the rights of the owner, Lessor, or secured party of such component or part, which component or part may, at the option of Lessor, be exchanged with Lessee, at Lessee's expense, for a Main Component or Part owned by Lessor) by summary proceedings or otherwise without liability to return to Lessee any rental theretofore paid hereunder and free of any claims of Lessee whatsoever. In addition, upon the written request of Lessor, Lessee, at its expense, will replace any component or part installed on the Airframe which is not owned by Lessor with a Main Component or Part owned by Lessor.

         (c) Upon termination of this Lease, Lessor may require Lessee to pay to Lessor an amount equal to any unpaid Rent due and payable for all periods up to and including the Date of Termination, except as otherwise provided in Section 13.1(d) below.

         (d) Following the return of the Aircraft to Lessor pursuant to this Section, Lessor may either (i) lease the Aircraft, in a commercially reasonable manner, or (ii) proceed to sell the Aircraft. The proceeds of such sale or lease shall be applied by Lessor, first, to pay all costs, charges and expenses, incurred by Lessor as a result of the default and the exercise of its remedies with respect thereto, including Liens, governmental fines and assessments prior in right of that of Lessor in the Aircraft and all reasonable legal fees and disbursements, incurred by Lessor as a result of the default and the exercise of its remedies with respect thereto, and second, to pay to Lessor an amount equal to any unpaid Rent due and payable to the extent not previously paid, and third, pay to Lessor an amount equal to the Casualty Loss Value. Any surplus remaining thereafter shall be retained by Lessor. Lessee shall forthwith pay to Lessor the amount, if any, by which the sum of (a) all Rent then due and payable with respect to the Aircraft; (b) all costs and expenses sustained by Lessor in connection with an Event of Default; and (c) the Casualty Loss Value of the Aircraft exceeds the sale or lease proceeds of the Aircraft.

13.2 Lessor's Expenses. Lessee shall be liable for all costs, charges and expenses, including reasonable legal fees and disbursements, incurred by the Lessor by reason of the occurrence of any Event of Default or the exercise of the Lessor's rights or remedies with respect thereto.

13.3 Further Remedies. No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to the Lessor at law or in equity. No express or implied waiver by the Lessor of any Default or Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent default or Event of Default. The failure or delay of the Lessor in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by the Lessor shall not exhaust the same or constitute a waiver of any other right provided herein.

13.4 Waiver. Lessor may, at its election, waive any Event of Default and its consequences and rescind and annul any notice of termination hereunder by notice in writing to that effect and thereupon the respective rights of the parties shall be as they would have been if no Event of Default had occurred and no such notice had been given. Lessee hereby waives any and all existing or future claims to any offset against the Rent and other payments due hereunder and agrees to make the Rent and other payments regardless of any offset or claim which may be asserted by Lessee or on its behalf in connection with the Lease of the Aircraft.

14.      LESSOR MAY ASSIGN AND ENCUMBER

         Lessor reserves the right for itself, both before and after the date of this Lease to encumber the Aircraft with lease agreements, security agreements and other liens which shall constitute rights superior to those created by or arising under the terms of this Lease; and Lessee hereby agrees to execute whatever documents as may be required to document such superior rights. Lessor's right, title and interest in and to this Lease and the Aircraft may be transferred and assigned by Lessor without notice to or approval of Lessee, and in such event Lessor's assignee shall have all the rights, powers, privileges and remedies of Lessor hereunder. Assignee's rights shall be free from all defenses, set-offs or counterclaims which Lessee may be entitled to assert against Lessor.

15.      ASSIGNMENT OR SUBLEASE BY LESSEE

         As provided in this Section 15, Lessee may sublease the Aircraft to affiliates of Lessee and Lessor, and (b) to other parties with the written consent of Lessor and Lessor's lender, which consent shall not be unreasonably withheld. In the case of all such subleases (i) the term of the Sublease and any subsequent sublease shall not extend beyond the Term of this Lease and; (ii) no such subleasing shall release Lessee from any of its obligations under this Lease.

         In consideration of Lessor allowing Lessee to sublease the Aircraft, Lessee hereby assigns, transfers, and sets over unto Lessor, as collateral security for the payment and performance of the obligations of Lessee under this Lease, all of Lessee's right, title and interest, powers, privileges and other benefits under the Sublease and any subsequent subleases. The Lessor shall have all the rights of a secured party under the Uniform Commercial Code and Lessee shall take such steps to maintain such security interest, including the filing of all documents relating to such sublease, with the FAA. The nature of this assignment is such that unless and until there occurs an Event of Default under this Lease, Lessee may continue to enjoy its powers and privileges pursuant to the Sublease and any subsequent sublease; provided, however, that from and after the occurrence of an Event of Default under this Lease, Lessee is immediately and absolutely divested of all its rights, title and interest in and to the Sublease and any subsequent subleases and Lessor becomes immediately and irrevocably entitled to all of Lessee's right title and interest in the Sublease and any subsequent subleases, including without limitation, the immediate right to receive and collect all rentals, profits, and other sums payable to or receivable by Lessee under or pursuant to the provisions of the Sublease or any subsequent subleases whether as rent, casualty payment, indemnity, liquidated damages or otherwise, and the right to make waivers and agreements, to give all notices, consents and releases, to take all action upon the happening of an Event of Default specified in the Sublease and subsequent subleases, and to do all other things whatsoever which Lessee is or may become entitled to do under the Sublease and any subsequent subleases.

16.      WARRANTIES
16.1 Warranty of Lessor. Lessor warrants that during the Term of this Lease, if no Event of Default has occurred, Lessee's use of the Aircraft shall not be interrupted by Lessor or any other person to the extent that such person claims through or under Lessor.

16.2 No Warranties. The warranty set forth in Section 16.1 is in lieu of all other warranties of the Lessor. THE AIRCRAFT SHALL BE DELIVERED TO LESSEE IN AN "AS IS" CONDITION AND LESSOR MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESSED OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE AIRCRAFT, THE AIRFRAME OR ANY MAIN COMPONENT, THEIR MERCHANTABILITY, DURABILITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT, AIRFRAME OR ANY MAIN COMPONENT, OR THE CONFORMITY OF THE AIRCRAFT, THE AIRFRAME OR ANY MAIN COMPONENT, TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE ORDER OR ORDERS RELATING THERETO, AND LESSOR HEREBY SPECIFICALLY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY, WARRANTY, WHICH DISCLAIMER LESSEE HEREBY ACKNOWLEDGES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LESSOR SHALL NOT BE LIABLE OR RESPONSIBLE FOR ANY DEFECTS, EITHER PATENT OR LATENT (WHETHER OR NOT DISCOVERABLE BY LESSOR OR LESSEE), IN THE AIRCRAFT, THE AIRFRAME, OR ANY MAIN COMPONENT, OR FOR ANY DIRECT OR INDIRECT DAMAGE TO PERSONS OR PROPERTY RESULTING THEREFROM, OR FOR LESSEE'S LOSS OF USE OF THE AIRCRAFT, AIRFRAME, OR ANY MAIN COMPONENT OR FOR ANY INTERRUPTION IN LESSEE'S BUSINESS CAUSED BY LESSEE'S INABILITY TO USE THE AIRCRAFT, AIRFRAME OR ANY MAIN COMPONENT FOR ANY REASON WHATSOEVER. So long and only so long as an Event of Default shall not have occurred and be continuing beyond any applicable grace period granted herein, and so long and only so long as the Aircraft shall be subject to this Lease and Lessee shall be entitled to possession of the Aircraft hereunder, Lessor authorizes Lessee, at Lessee's expense, to assert for Lessor's account, all rights and powers of Lessor, if any, under any manufacturer's, vendor's or dealer's warranty on the Aircraft, Airframe, each Engine and Part, and any part thereof, provided, however, that Lessee shall indemnify, protect, save, defend and hold harmless Lessor and its successors or assigns from and against any and all claims, and all costs, expenses, damages, losses, and liabilities incurred or suffered by Lessor in connection therewith, as a result of, or incident to, any action by Lessee pursuant to the foregoing authorization.

17.      TAXES

17.1 General. The Lessee agrees to pay and to indemnify the Lessor for, and hold the Lessor harmless from and against, on an after tax basis, all license and registration fees, income, franchise, gross receipts, sales, transfer, use, excise, personal property, ad valorem, value added, leasing, leasing use, stamp, landing, airport use or other taxes, levies, imposts, imports, duties, charges, or withholdings of any nature, together with any penalties, fines, or interest thereon ("Impositions"), arising out of the Lease or any lease transactions or any use or possession of the Aircraft contemplated by this Lease and imposed against the Lessor, the Lessee, or the Aircraft or any part thereof by any Federal, state, local, or foreign government or other taxing authority; provided, however, that Lessee shall have no obligation to pay Lessor pursuant to this Section for taxes, fees or other charges imposed by the Federal government or any State, and levied on or measured solely by the net income or by the capital of the Lessor (except in all such cases for any such tax imposed as a result of a payment of any indemnity pursuant to this Lease). Lessee shall, to the extent provided by law, cause all Impositions to be billed to Lessee. Lessee shall, at its expense, timely file all forms and returns and timely do all things required to be done in connection with the levy, assessment and payment of any Impositions. Lessee shall submit, upon request of Lessor, written evidence to Lessor of the payment of all Impositions required to be paid hereunder. Notwithstanding the foregoing, Lessor, in its sole discretion, may pay any Imposition itself or file any forms or returns with respect thereto. If Lessor pays any Imposition, Lessee shall, when billed, promptly reimburse Lessor for such payment.

17.2     Income Tax Indemnity-Lessees Acts or Omissions.

         (a) Indemnity. In entering into this Lease, Lessor has assumed that it is entitled to depreciation deductions for Federal income tax purposes under the most accelerated method described in the Internal Revenue of 1986, as amended (the "Code"), over the shortest depreciable life (recovery period) allowed thereby and based upon 100% of its acquisition cost of the Aircraft (the "Depreciation Deduction"). If as a result of an act or omission of Lessee of the incorrectness of any warranty or representation by Lessee herein, Lessor, in determining its Federal income tax liability for any taxable year, shall lose, shall not have, shall lose the right to claim, or shall suffer a disallowance or recapture of, or delay or claiming, all or any portion of the Depreciation Deduction or if, for Federal income tax purposes, any item of income, loss or deduction with respect to the Aircraft is treated as derived from sources outside the United States, or if there shall be included in Lessor's gross income for Federal income tax purposes and amount on account of any addition, modification or improvement to or in respect of the Aircraft (a "Tax Loss"), Lessee shall pay to Lessor within thirty (30 days of Lessor's invoice and amount which, after deduction of all taxes required to be paid by Lessor as a result of Lessor's receipt of such payment, will maintain Lessor's after-tax economic yield in respect of the Aircraft at the same level that would have been available if such Tax Loss had not occurred, plus penalties and interest payable in connection with such Tax Loss.

         (b) Timing of Tax Loss. A tax Loss shall be deemed to occur upon the earliest of (i) the filing of any tax return, including any statement of estimated tax, in which Lessor reasonably and in good faith takes the position that a Tax Loss has occurred, (ii) the receipt by Lessor from the Internal Revenue Service of notice of proposed adjustments to Lessor's tax returns which adjustments are based upon the occurrence of a Tax Loss, or (iii) the determination by a court of competent jurisdiction that a Tax Loss has occurred.

         (c) Calculation of Yield. All calculations of Lessor's after-tax economic yield with respect to a Tax Loss under this Section shall be determined on the basis of the assumptions that the Lessor will be subject to the highest marginal Federal corporate income tax rate and the highest applicable state or local corporate income or franchise tax rate in effect on the date of the Tax Loss.

         (d) Representations. Lessee represents and warrants that, for Federal income tax purposes, (i) Lessee is not the owner of the Aircraft and will take no actions inconsistent therewith; (ii) the Aircraft shall be in service as of the first Rent payment date; and (iii) the Aircraft shall have a recovery period under the Code of five (5) years.

18.      REPRESENTATIONS OF LESSEE

         Lessee covenants, represents, and warrants to Lessor that:

         (a) Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, is qualified to do business in each jurisdiction in which such qualification to do business is necessary in order for Lessee to carry on its business and to perform its obligations hereunder, and is in good standing under the laws of each jurisdiction in which it is so qualified and has the corporate power and authority to carry on its business and to enter into and perform its obligation under this Lease.

         (b) This Lease has been duly authorized by all necessary corporate action, if any, on the part of Lessee, does not require any stockholder approval or other approval or consent, and neither the execution and delivery thereof by Lessee nor the consummation of the transaction contemplated hereby nor compliance by Lessee with any of the terms and provisions hereof nor the operation of the Aircraft by Lessee will contravene any law, judgment, governmental rule, regulation or order applicable to or finding on Lessee, or contravene or result in any breach of, or constitute any default under, or result in the creation of any Lien, charge or encumbrance (other than is permitted hereunder) upon any property of Lessee under any agreement or instrument to which Lessee is a party or by which Lessee or its properties may be bound or affected.

         (c) Neither the execution, delivery, and performance by Lessee of this Lease nor the consummation of any of the transactions by Lessee contemplated hereby requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, the FAA or any other federal, state or foreign governmental authority or agency or other Person, or, if any such approval, notice, registration or action is required, it has been duly given or obtained.

         (d) This Lease has been executed by a duly authorized officer or employee of the Lessee and constitutes a legal, valid, and binding obligation of Lessee enforceable against Lessee in accordance with its terms, except as limited by any bankruptcy, insolvency, reorganization, or other similar laws of general application affecting the enforcement of creditor or Lessor rights.

         (e) There are no pending or threatened actions or proceedings before any court of administrative agency which might materially adversely affect the financial condition, business or operation of Lessee, or the ability of Lessee to perform its obligations under this Lease or might adversely affect or impair title to the Aircraft.

         (f) No provisions of this Agreement are prohibited, unlawful or unenforceable under federal, state or local laws and there is no existing law, decree or doctrine of law, which would limit the exercise by Lessor of the remedies under Section 13 hereof in the Event of Default.

         (g) The chief executive office or chief place of business (as either of such terms is used in Article 9 of the Uniform Commercial Code) of the Lessee is as set forth in Section 20.2 and the Lessee agrees to give the Lessor prior written notice of any relocation of said chief executive office or chief place of business from its present location.

19.      DEFINITIONS

         For the purposes of the Lease, the following definitions will apply:

         "Aircraft" shall mean the Airframe to be delivered and leased under the Lease with the two (2) Engines initially installed on such Airframe when delivered and leased thereunder (or any Engine substituted for any of such Engines thereunder), whether or not any of such initial or substituted Engines may from time to time no longer be installed on such Airframe or may be installed on any other airframe or on any other aircraft, as specifically described in the Schedule.

         "Airframe" shall mean (i) the airframe (except Engines or engines from time to time installed thereon) manufactured by the manufacturer described in the Schedule, and (ii) any and all Parts so long as the same shall be incorporated or installed in or attached to any such aircraft, or so long as title thereto shall remain vested in the Lessor in accordance with the terms of
Section 6.2 of the Lease, after removal from such aircraft.

         "Casualty Loss Value" shall mean the higher of the then current Fair Market Value or the applicable amount set forth in Table 1 to the Aircraft Lease Schedule attached hereto as Exhibit A.

         "Certificate" shall mean the Certificate of Acceptance attached hereto as Exhibit B.

         "Default" shall mean any event or condition which, by itself or with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         "Engine" shall mean (i) each of the engines listed by manufacturer and manufacturer's serial number in the Schedule, whether or not from time to time no longer installed on such Airframe or installed on any other airframe or on any other aircraft, and (ii) any engine which may from time to time be substituted, together in each case with any and all Parts incorporated or installed in or attached thereto and or any and all Parts removed therefrom so long as title thereto shall remain vested in the Lessor in accordance with the terms of Sections 6.2 of the Lease after removal of such Parts.

         "Event of Loss" with respect to the Aircraft, the Airframe or any Engine or other Main Component shall mean any of the following events with respect to such property: (i) loss of such property or the use thereof due to theft, disappearance, destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss; (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, such property by the act of any government (foreign or domestic) or of any state or local authority or any instrumentality or agency of the foregoing (Requisition of Use); or (iv) as a result of any rule, regulation, order of or other action by any government (foreign or domestic) or governmental body (including, without limitation, the FAA or any foreign governmental body), having jurisdiction, the use of such property in the normal course of business of air transportation shall have been prohibited, or such property shall have been declared unfit for use, for a period of thirty (30) consecutive days, unless the Lessee, prior to the expiration or such thirty (30) day period, shall have undertaken and, in the opinion of the Lessor shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by the Lessee or, in any event, if use shall have been prohibited, or such property shall have been declared unfit for use, for a period of ninety (90) consecutive days. The date of such Event of Loss shall be the date of such theft, disappearance, destruction, damage, Requisition of Use or unfitness for use for the stated period. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe which is part of such Aircraft. An Event of Loss with respect to any Engine or Main Component shall not, without an Event of Loss with respect to the Airframe, be deemed an Event of Loss with respect to any Aircraft.

         "Fair Market Value" shall mean the price obtained or that could be obtained from a sale between a willing seller and willing buyer.

         "Lien" shall mean any lien, mortgage, encumbrance, pledge, charge, lease, right of other or security interest of any kind, including, but not limited to, any interest thereof arising under any conditional sales contract or other title retention agreement.

         "Main Components" shall include any Engine and other component listed on Exhibit A or delivered with the Aircraft as described herein.

         "Manufacturer" shall mean the company listed on the Schedule.

         "Parts" shall mean all appliances, parts, instruments, appurtenances, accessories, furnishing and other equipment of whatever nature, which may from time to time be incorporated or installed in or attached to the Airframe or any Main Component.

         "Person" shall mean any individual, partnership, corporation, trust, unincorporated association or joint venture, a government or any department or agency thereof, or any other entity.


20.      MISCELLANEOUS

20.1 Successors and Assigns. This Lease shall be binding upon and inure to the benefit of the respective successors and assignees of the parties, except as herein provided. Lessee shall not assign the Lease without express written consent of Lessor.

20.2 Notices. All Notices provided for or required under the terms and provisions hereof shall be in writing and any such notice shall be deemed given when delivered personally or by overnight carrier or when deposited in the United States mails, with proper postage prepaid, for first class certified mail, return receipt requested, addressed as follows:

         If to Lessor:     Miramonte Aviation, LLC
                           Attn; Mr. Monte Black
                           9711 Lancaster Rd.
                           Hebron, OH 43025

         If to Lessee:     MPW Industrial Services Group, Inc.
                           Attn: Mr. Rick Kahle
                           9711 Lancaster Rd.
                           Hebron, OH 43025

or to such other address as Lessor or Lessee, may from time to time designate in writing.

20.3 Governing Law, Severability, Construction of Lease. THIS LEASE IS TO BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO. ANY DISPUTES ARISING UNDER THIS LEASE SHALL BE HEARD IN THE COURTS OF OHIO AND LESSEE AGREES TO WAIVE TRAIL BY JURY. To the extent permitted by applicable law, Lessee hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect. Otherwise, any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating any of the remaining provisions hereof, and any such prohibition or unenforceability in any one or more jurisdictions shall not invalidate or render unenforceable such provisions in other jurisdictions. No delay by Lessor in exercising any right, power or remedy under this Lease shall constitute a waiver, and any waiver by Lessor on any one occasion shall not be construed as a waiver on any future occasion or for any other purpose.

20.4 Entire Agreement, Modification. To the extent inconsistent with this Lease, all prior agreements, understanding, representations and statements, oral or written, with respect to the transactions contemplated herein, are superseded by this Lease. Neither this Lease nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

20.5 Delivery of Documents. Lessee agrees to deliver to Lessor, its successors and assigns, upon the request of Lessor, such information, documentation, certificates, acknowledgments, consents and other instruments, which Lessor may reasonably determine to be necessary or proper to protect Lessor's rights hereunder and to facilitate the encumbrance or assignment, if any, by Lessor of its rights, title and interest in and to this Lease and the Aircraft subject to this Lease. Lessee agrees to take any and all other action reasonably requested by Lessor from time to time for the purpose of fully effectuating the contents and purposes of this Lease, and to protect the interests of the Lessor, its successors and assigns.

20.6 Notice of any Claims. In the event the Aircraft or the use, operation, transportation, storage, repair or maintenance thereof, or any other activity pertaining thereto, or any fee or charge for any of the foregoing, is the subject of or otherwise becomes involved in any litigation, whether or not Lessee is a party to such litigation, Lessee shall promptly give notice of such litigation and provide any details pertaining thereto to Lessor, and shall thereafter keep Lessor advised as to the progress of such litigation.

20.7 Brokers and Agents. Lessor and Lessee each represents and warrants to the other that it has not dealt with any broker. Each party hereto agrees to indemnify and hold harmless the other against and in respect of all claims for brokerage commissions, finder's fees and similar compensation arising out of the purchase or lease of the Aircraft, which claims are based in any way upon breach of the foregoing representation by such indemnifying party.

20.8 Counterparts. This Lease may be executed in any number of counterparts and by the parties hereto on separate counterparts, of which only the Lease identified as Counterpart No. 1 shall constitute "Chattel Paper" or other "Collateral" within the meaning of the Uniform Commercial Code in any jurisdiction.

20.9 Section Headings. All section headings contained herein are for convenience of reference only and are not intended to define or limit the scope of any provision of this Lease.

20.10    TRUTH-IN-LEASING.

         (SEE FEDERAL AVIATION REGULATIONS FAR 91.23). AT ALL TIMES FROM DATE OF MANUFACTURE TO THE DATE OF THE EXECUTION OF THIS LEASE, THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED IN ACCORDANCE WITH FAR PART 91. LESSEE REPRESENTS THAT THE AIRCRAFT WILL BE MAINTAINED BY LESSEE UNDER FAR 91 FOR THE OPERATIONS TO BE CONDUCTED UNDER THIS LEASE. LESSEE WILL BE RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE.

         AN EXPLANATION OF THE FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FEDERAL AVIATION ADMINISTRATION FLIGHT STANDARDS DISTRICT OFFICE.

         THE UNDERSIGNED LESSEE WHOSE ADDRESS APPEARS BELOW, CERTIFIES THAT IT IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT AND THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION ADMINISTRATION REGULATIONS.

LESSEE SHALL MAIL AN EXECUTED COPY OF THIS LEASE TO THE FEDERAL AVIATION ADMINISTRATION, AIRCRAFT REGISTRATION BRANCH, ATTENTION: TECHNICAL SECTION, P.O. BOX 25724, OKLAHOMA CITY, OK

73125 WITHIN 24 HOURS OF THE TIME OF EXECUTION
HEREOF, AND SHALL CARRY A COPY OF THIS LEASE IN THE AIRCRAFT AT ALL TIMES.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of May 12, 2003.

(Lessor)   Miramonte Aviation, LLC              (Lessee) MPW Industrial Services Group, Inc.
                                                (Address)_______________________

                                                         _______________________

                                                         _______________________

By: /s/ Monte R. Black                          By:  /s/ Richard R. Kahle

Title: Member                                   Title:  VP-CFO

                                    EXHIBIT A

                             AIRCRAFT LEASE SCHEDULE


         Aircraft Lease Agreement, dated as of May 12, 2003.

         This Aircraft Lease Schedule is entered into by and between MPW Industrial Services Group, Inc. (Lessee) and Miramonte Aviation, LLC (Lessor).

         Lessor and Lessee hereby agree to append this Aircraft Lease Schedule and all exhibits, attachments, schedules and tables thereto (the "Schedule") to the above-referenced Lease and agree, further, that the terms and conditions of the Lease are incorporated herein by reference and made a part hereof with respect to the Aircraft listed below, except as provided herein. As used in this Schedule the terms defined in the Lease shall have the meanings set forth therein except as otherwise defined herein.

1.       Description of Aircraft:

         Airframe: Cessna Citation Excel, N20SB
         Model:560
         Manufacturer:Cessna Aircraft Corp.
                  Serial No. 560-5114

         Engines:  2  Pratt & Whitney
         Model: PW545A
         Manufacturer: Pratt & Whitney
                                    No. 1 - Serial No.  PCEDB0233
                                    No. 2 - Serial No.  PCEDB0234


Together with any and all avionics, appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature which may from time to time by part of, attached to, incorporated in, or installed on the Aircraft and all such components which shall have been removed or detached from the Aircraft until a substitute or replacement component shall have been provided pursuant to Section 6.2 of the Lease.

The Lessor may, with the consent of the Lessee And Lessor's lender, replace or substitute the Aircraft described above with another aircraft anytime during the term of this lease. All other terms of the lease would stay in full force and effect and apply to the new aircraft.


2.       Rent.

         The Lessee shall pay Rent for the Aircraft in the amount of $35,000 per month in advance, without notice or demand, commencing on first day of May 12, 2003 and on the first day of each and every month thereafter for the Term of the Lease and terminate on May 12, 2004. The first months Rent shall include all applicable state and local sales and use taxes with respect to this Lease for the entire Term of this Agreement.

3.       Renewal Terms

         There shall be four one-year renewal terms at the option of the Lessor. To exercise each option, Lessor shall give written notice to the Lessee at least 30 days prior to the end of the original term or any subsequent renewal term. The monthly rental amount shall remain the same for each renewal term.

4.       Principal Location.

         The principal location of the Aircraft shall be the MPW Industrial Services Group, Inc. hangar at 300 Heath Rd. Heath, Ohio 43056 Lessee may change the principal location of the Aircraft only with the written consent of Lessor, which consent shall not be unreasonably withheld. The Lessee shall provide for hangar storage of the aircraft whenever the aircraft is at its principal location.

5.       Casualty Loss Value.

         The Casualty Loss Value of the Aircraft shall be the dollar amounts set forth opposite the applicable rent payment periods in Table 1 attached hereto and incorporated herein by reference.


6.       The Aircraft described above is owned by:

         OWNER: Miramonte Aviation, LLC
         ADDRESS:



                       TABLE 1 TO AIRCRAFT LEASE SCHEDULE
                              CASUALTY LOSS VALUES

         The Casualty Loss Value shall be equal to the amount shown below as of the Rental Payment Date preceding the Casualty Occurrence.

Monthly Rent               Casualty         Monthly Rent              Casualty
Period                     Loss Value        Period                   Loss Value
------------               -----------      ------------              ----------
Prior to month 1           $7,600,000

                                    EXHIBIT B
                          CERTIFICATE OF ACCEPTANCE TO
                            AIRCRAFT LEASE SCHEDULE

         In accordance with the Aircraft Lease Agreement (the "Lease")
dated      , and the Aircraft Lease Schedule (the "Schedule") dated as
of      , Lessee hereby acknowledges and agrees that the Aircraft described below has been delivered to Lessee on the date hereof and that, as between Lessor and Lessee, the Aircraft (i) has been inspected to the complete satisfaction of Lessee; (ii) is in good operating order, repair and condition;
(iii) is of a size, design, capacity and manufacture selected by Lessee, and suitable for Lessee's purposes; and (iv) has been unconditionally accepted by Lessee without reservation or exception on the date hereof, for all purposes of the Lease and the Schedule, and is subject to all of the terms, conditions and provisions of the Lease and the Schedule. Lessee further acknowledges, agrees and certifies that Lessor has made no warranty, express or implied, with respect to the Aircraft and that the Aircraft is currently certificated under existing Federal Aviation Administration rules and regulations and is completely airworthy in all respects. All capitalized terms used herein which are not otherwise defined herein shall have the meaning given to such terms in the Lease and the Schedule.

         Description of the Aircraft:

         (a)      Cessna Citation Excel, N20SB

                  FAA REGISTRATION NO. N20SB         Manufacturer's Serial No.
                  560-5114

         (b)      Engines:
                  2 Pratt & Whitney
                  Engine 1 Serial No. PCEDB0233
                  Engine 2 Serial No. PCEDB0234

         (c)      Avionics and other equipment as specified in Table A hereto.


         IN WITNESS WHEREOF, the Lessee has caused this Certificate of
Acceptance to be executed by its duly authorized officer this           day
of            .



By:

Title:

                                     Table A

AVIONICS

Flight Director, 3-8x7" EFIS Displays                Honeywell P-1000
Auto Pilot                                           Honeywell P-1000
Full Color Central Radio Management Unit             Honeywell Primus II
-Dual Comms                                          Honeywell TR-833
-Single ADF                                          Honeywell DF-850
-Dual DMEs                                           Honeywell DM-850
-Dual Diversity Transponders                         Honeywell XS-852
-Dual Navs                                           Honeywell NV-850
Radio Altimeter                                      ALT-55
Stabilized Color Radar                               Honeywell Primus-880
Flight Management System                             Dual UNS-1Csp
HF Communication                                     King KHF-950
Traffic Collision Avoidance System                   Honeywell TCAS II
Enhanced Ground Proximity Warning System             Honeywell EGPWS
SATCOM System with SELCAL                            TT-3000 Aero-M
Cockpit Voice Recorder                               L3 Comm A-200S

ADDITIONAL EQUIPMENT

Thrust Reversers
Auxiliary Power Unit
Angle of Attack with Indexer
Ground Pulselite System
Double wide Pedestal
76 cubic foot Oxygen System
Monorail Sunvisors
Remote Cabin Temperature Control
Right Hand Landing Gear Control
Heads-Up Cabin Briefer
fax/data port in cabin
Airshow 400
10.4" Video Monitor on aft side of right-hand closet

INTERIOR

Overall light beige and charcoal gray. The passenger seats are in light beige leather, the window reveals are light beige/gray, and the lower sidewalls are charcoal gray leather. The carpet is dark charcoal gray with accents. The cabinetry is in a light beige high gloss European finish. The plating color is polished black nickel.

EXTERIOR

Overall Matterhorn White with Gray and Maroon Stripes.

                                       22